Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of American Income Partners V-D Limited Partnership, of our report dated March 30, 2001, on the financial statements of American Income Partners V-D Limited Partnership, included in the 2000 Annual Report to the Partners of American Income Partners V-D Limited Partnership.




                                          /s/ ERNST & YOUNG LLP





Tampa, Florida
March 30, 2001